 Exhibit 99.4

FORM OF LETTER TO CLIENTS OF NOMINEE HOLDERS

3,378,232 Beneficial Unit Certificates

Representing Assigned Limited Partnership Interests of

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

Offered Pursuant to Subscription Rights

Distributed to Holders of Record of Beneficial Unit Certificates as of

[                               ], 2008

 [            ], 2008

To Our Clients:

America First Tax Exempt Investors, L.P. (the “Company”) is offering additional Beneficial Unit Certificates, or BUCs, representing assigned limited partnership interests in the Company to persons who owned BUCs of record as of [               ], 2008 in a transaction known as a “Rights Offering.”  Because we are the record owner of BUCs that you beneficially owned on that record date, we have been asked by the Company to provide the following documents to you in connection with this Rights Offering.

(a)           Prospectus, dated [               ], 2008, which contains information about the offering of additional BUCs made pursuant to this Rights Offering, including answers to many common questions and a discussion of certain risks associated with purchasing additional BUCs through this Rights Offering; and

(b)           A Beneficial Owner Election that you will need to use to instruct us to exercise Subscription Rights on your behalf if you wish to purchase additional BUCs in the Rights Offering; and

As explained in the enclosed Prospectus, the holders of record of BUCs on the record date are entitled to purchase additional BUCs at a subscription price of $[        ] per BUC through the exercise of Subscription Rights that have been issued to them by the Company.  As the record holder of BUCs, the Company has issued one Subscription Right in our name for every four BUCs that we owned of record on that record date.

We are writing to you to request your instructions as to whether we should exercise this Subscription Right on your behalf.  Unless we hear from you, we will not exercise the Subscription Rights relating to the BUCs that you own beneficially.  As more fully described in the accompanying Prospectus and the instructions to the Beneficial Owner Election, each Subscription Right allows you to purchase one BUC at the subscription price pursuant to your “Basic Subscription Privilege.”  You may also subscribe for additional BUCs at the same subscription price through your “Over-Subscription Privilege” if you instruct us to purchase every BUC that you are entitled to purchase under your Basic Subscription Privilege.  All of this is described in more detail in the accompanying Prospectus and other material enclosed with this letter.  We urge you to review these materials carefully before making a decision to instruct us to purchase additional BUCs on your behalf.

If you wish to take advantage of this opportunity to purchase BUCs directly from the Company, you must complete the enclosed “Beneficial Owner Election” to reflect your instructions and forward it to us along with your payment in the enclosed envelope as promptly as possible.  In order to permit us to exercise Subscription Rights on your behalf in accordance with the provisions of the Rights Offering, we must submit the subscription documents and subscription payments so that they are received by American Stock Transfer & Trust Company, the Company’s Subscription Agent for this Rights Offer, not later 5:00 p.m., Eastern Time, on [                        ], 2008.  If we do not receive your instructions in time to allow us to exercise your Subscription Rights by this deadline, your Subscription Rights will expire at that time, unless the Company’s general partner extends the deadline.  We recommend that you return your Beneficial Owner Election and payment so that it is received by us not later than [last business day prior to scheduled expiration date], 2008.

Alternatively, if you wish to exercise your Subscription Rights directly, rather than through us, please contact us immediately and we will arrange to have a separate Subscription Rights Certificate issued directly to you along with the accompanying instructions.

You are not required to exercise your Subscription Rights.  If you do not want us to exercise your Subscription Rights to purchase BUCs, you do not need to take any action at this time.  You should note that, with limited exceptions, the Subscription Rights are non-transferable and may only be exercised by us on your behalf.  Once we have delivered subscription documents on your behalf, your subscription may not be revoked or terminated by either us or you.

Georgeson Shareholder Services, who serves as the Company’s Information Agent for this Rights Offering can assist you with any questions that you may have about the Rights Offering.  You may contact the Information Agent’s toll-free telephone number at [(     ) [                          ].

BENEFICIAL OWNER ELECTION

Number of Subscription Rights:

The undersigned acknowledges receipt of your letter and the accompanying materials referred to in the letter relating to the offering of Beneficial Unit Certificates, or BUCs, by America First Tax Exempt Investors, L.P. (the “Company”) as described in its Prospectus, dated [               ], 2008.

I/we acknowledge that in order to effectively exercise my/our Subscription Rights through you, I/we must send a completed copy of this Beneficial Owner Election so that it is actually received by you by 5:00 p.m., Eastern Time, on [_______ __], 2008, the last business day prior to the scheduled expiration date of the Rights Offering of [_______ __], 2008 (which may be extended by the Company in its sole discretion).

These are my instructions to you regarding whether to exercise Rights to purchase the Company’s BUCs under the Rights Offering subject to the conditions set forth in the Prospectus and the related “Instructions for Use of America First Tax Exempt Investors, L.P. Subscription Rights Certificates.”

Box 1. ❑                        Please EXERCISE MY SUBSCRIPTION RIGHTS for BUCs as set forth below.

		Number of BUCs	Per BUC Subscription Price	Payment
A	Basic Subscription Privilege:	_____________ X	$[ ] =	$
B	Over-Subscription Privilege:	_____________ X	$[ ] =	$
C	Total Payment Required (sum of Payments in Line A and Line B)			$

Box 2. ❑ Payment in the following amount is enclosed $__________

Box 3. ❑ Please deduct Total payment from the following account maintained by you as follows:

____________________	___________________________________
Type of Account	Account No.

Amount to be deducted:	$__________________________________

_______________________________	_______________________________
Print Name	Signature

_______________________________	_______________________________
Print Name	Signature

Date: __________, 2008

Instructions for Completion of Beneficial Owner Election:

IF YOU WISH TO EXERCISE YOUR SUBSCRIPTION RIGHTS, complete the Beneficial Owner Election in the following manner:

1.           Mark BOX 1

2.           Complete the table following BOX 1 as follows:

(i)           Use Line A to indicate the number of BUCs you wish to purchase using your “Basic Subscription Privilege.”  Your Basic Subscription Privilege allows you to purchase one (1) BUC for each Subscription Right issued to you.  The number of Subscription Rights that you own is indicated on your Beneficial Owner Form.  You also need to calculate the subscription price for these BUCs by multiplying the number of BUCs subscribed for by $[      ] and filling in the amount in Line A.

(ii)           If you have subscribed for all of the BUCs you are entitled to buy under your Basic Subscription Privilege, you may use Line B to indicate the number of any BUCs you wish to purchase using your “Over-Subscription Privilege.”  Fill in the largest number of BUCs you desire to purchase using your Over-Subscription Privilege.  This number may be no larger than the number of BUCs you can purchase under your Basic Subscription Privilege.  You also need to calculate the subscription price for these BUCs by multiplying the number of additional BUCs subscribed for by $[      ] and filling in the amount in Line B.

(iii)           Complete Line C by showing the total subscription price of all the BUCs for which you subscribed in Line A and Line B, if any.

3.  Mark BOX 2 if you are paying the subscription price in cash.  All payments must made by a Certified or Cashier’s check drawn on a U.S. bank for the full price of all BUCs being purchased by you under both your Basic Subscription Privilege and your Over-Subscription Privilege.

4.  Mark BOX 3 if you want us to deduct the payment from your account.  Please complete your account information.

MARK BOTH BOX 2 and BOX 3 IF YOU ARE PLANNING TO PAY PARTIALLY IN CASH AND PARTIALLY WITH A DEBIT TO YOUR ACCOUNT.  CLEARLY INDICATE HOW MUCH OF THE SUBSCRIPTION PRICE YOU ARE PAYING BY EACH METHOD.

NOTE:  If your payment does not cover the full amount of BUCs for which you have subscribed under both your Basic Subscription Privilege and your Over-Subscription Privilege, or you do not specify how many BUCs you would like to purchase, we will treat your instructions to be for the maximum number of BUCs that can be purchased at the subscription price by your payment.  If your payment is larger than necessary to purchase the BUCs for which you have subscribed, we will credit any overpayment to your account.

5.  Sign your Beneficial Election Form.

6.  Deliver your Beneficial Election and payment to us not later than 5:00 p.m., Eastern Time, on [at least one business day prior to scheduled expiration date], 2008.